SETTLEMENT AGREEMENT
AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release ("Agreement") is made this ___ day of January, 2021, by and among IOTA Networks, LLC ("IOTA"), and Dina L. Anderson, in her capacity as the Chapter 7 Trustee (the "Trustee") in Bankruptcy Case Nos. 2:19-bk-03343-EPB and 2:19-bk-03344-EPB. The IOTA and the Trustee are collectively referred to herein as the "Parties" and sometimes individually as a "Party."

RECITALS

A. Smartcomm, LLC is the debtor in Bankruptcy Case No. 2:19-bk-03343-EPB (the "Smartcomm Case") filed in the United States Bankruptcy Court for the District of Arizona, located in Phoenix, Arizona (the "Bankruptcy Court").

B. Smartcomm License Services LLC ("SLS") is the debtor in Bankruptcy Case No. 2:19-bk-03344-EPB (the "SLS Case") filed in the Bankruptcy Court.

C. The Smartcomm Case and SLS Case have been consolidated.

D. Trustee filed a Complaint against IOTA alleging, *inter alia*, breach of a promissory note and fruadulent conveyance, on August 24, 2020, thereby commencing Adversary Proceeding No. 2:20-ap-00238-EPB (the "Adversary Proceeding"). The Trustee filed a First Amended Complaint on December 4, 2020.

E. The gravamen of the Adversary Proceeding is a promissory note dated September 1, 2016, by and between Smartcomm and M2M Spectrum Networks, LLC ("M2M") in the principal amount of $3,994,387.84 (the "Note").

F. Subsequent to the execution of the Note, M2M and Smartcomm entered into a written assignment agreement (the "Assignment") whereby M2M assumed debt and liabilities of Smartcomm in exchange for a reduction of the principal balance due under the Note totaling $3,537,363.00.

G. M2M thereafter engaged in a merger transaction with third party IOTA Networks, LLC. The surviving entity was named IOTA Networks, LLC.

H. Trustee alleges that IOTA is in default of payment obligations under the Note.

I. The Parties have considered their relative positions including the costs, risks and delay of further litigation, and have determined that it is in their respective best interests to resolve their disputes and all of the claims in the Adversary Proceeding in the manner set forth below.

TERMS

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by all Parties, the Parties agree as follows:

1.0 **Incorporation of Recitals.** The foregoing Recitals are incorporated as a part of the Agreement, and the Parties agree to and warrant the truth of all that is contained in the Recitals.

2.0 **Entry of Judgment.** Subject only to the approval of the Bankruptcy Court, the Parties agree and stipulate to the entry of a declaratory Judgment consistent with the form attached as **Exhibit A** hereto. Substantively, and as reflected in the Judgment, the Parties agree as follows:

2.1 The Note represents a valid and binding legal obligation and IOTA is obligated to make payments to Smartcomm pursuant to the terms of the Note.

2.2 The principal balance due under the Note as of the date of the Judgment is accurately reflected as $682,807.42.

2.3 A payment was due December 31, 2020, while this Agreement was being negotiated. The Parties agree that this payment in the amount of $16,653.84 is deferred and is now due April 15, 2021. Thereafter the payments are due as set forth in the Note with the next payment due December 31, 2021.

2.4 The entire unpaid balance of principal and accrued interest is due and payable on December 31, 2023.

3.0 **Resolution of Claims.** Subject only to the approval of the Bankruptcy Court and the entry of the Judgment identified in Section 2.0, the Parties agree that all claims, causes of action and disputes against each other, including those in any of the pleadings filed in the Adversary Proceeding, shall be fully and finally resolved.

4.0 **Dismissal of the Adversary Proceedings**. The Parties agree that the Adversary Proceeding will be dismissed with prejudice with the Parties to each bear their own attorneys' fees and costs. The Parties shall file stipulations to dismiss with prejudice in the Adversary Proceeding within ten (10) business days following Bankruptcy Court approval of this Agreement. Nothing in this dismissal or provision shall be interpreted as a waiver of any right to proceed with an action to enforce the terms of the Note as declared legal and binding in Section 2.0.

5.0 **Mutual Releases.** Upon Bankruptcy Court approval of this Agreement, and for and in consideration of the mutual obligations set forth herein, the Parties, on behalf of themselves and any related or affiliated entities, hereby completely release, acquit, and forever discharge each other and the other's insurers, reinsurers, shareholders, officers, directors, members, managers, trustees, attorneys, representatives, employees, agents, servants, successors, predecessors, related entities, spouses, heirs, executors and administrators, hereinafter referred to as the "Released Parties", from any and all liability, claims, actions, causes of action, demands, obligations, liens of any type, rights, damages, costs, loss of service, bodily injury, loss of consortium, lost wages, loss of use, property damage, repair expenses, lost earning capacity, future damages, punitive damages, expenses and/or compensation of any nature whatsoever, whether based in tort, contract or any other theory of recovery, whether known or unknown, past or present, including unknown claims that might presently exist, that the Parties have, may have or which could have been brought by the Parties, which arise out of or in any other way relate to the claims in the Adversary Proceeding and/or the facts, acts, omissions, or events upon which the Adversary Proceeding is based, and any other claims and causes of action of any nature whatsoever (collectively the "Released Claims"). This release is intended to be and is a comprehensive mutual release of all claims but does not extend to (1) any claims arising from a breach of this Agreement or (2) any claims arising out of, related to, or averred in a separate adversary proceeding pending against

Carole Downs in Case No. 2:20-ap-00239-EPB, provided however, that the Trustee shall not be entitled to assert any claim against IOTA or its Releases Parties that was asserted, or could have been raised, in the Adversary Proceeding.

6.0 **Representations.** With respect to each release contained in this Agreement, the Parties hereby represent and warrant that they have not assigned, conveyed or otherwise transferred any Released Claims against any other Party hereto, except as specifically provided herein. The Parties further represent and warrant that none of their affiliated or related entities or family members have any claims of any nature whatsoever against any other Party to this Agreement.

7.0 **Filing for Approval by the Court**. This Agreement is subject to and conditioned upon Bankruptcy Court approval. The Parties shall cooperate and take all steps reasonably required to obtain Bankruptcy Court approval of this Agreement. The Trustee shall file a Motion for approval of this Agreement with the Court, pursuant to Rule 9019, Fed.R.Bankr.P., within seven business days after it has been executed by all of the Parties and a fully executed Agreement has been received by Trustee.

8.0 **Interpretive Law and Choice of Forum and Jurisdiction.** This Agreement is made and entered into in the State of Arizona and shall in all respects be interpreted, conformed or governed by and under the laws of the State of Arizona. If any action is ever taken to enforce or interpret this Agreement, the sole venue and jurisdiction of any such proceeding shall be in the Bankruptcy Court in Phoenix, Arizona.

9.0 **Additional Cooperation.** The Parties further agree to cooperate fully and execute any and all supplementary documents and to take all additional actions which may be necessary or appropriate to give full force and effect to the terms and intent of this Agreement.

10.0 **Scope and Severability.** This Agreement contains the entire agreement between the Parties. In the event that any provision of this Agreement should be held void, voidable, or unenforceable, the remaining portions hereof shall remain in full force and effect. This Agreement may not be amended or modified without the written consent of all of the Parties.

11.0 **Attorneys' Fees and Costs.** In the event of a breach of this Agreement, the successful party to any litigation shall be entitled to recover their reasonable attorney's fees and costs.

12.0 **Effectiveness.** This Agreement shall become effective after it is approved by the Bankruptcy Court and all applicable appeals periods have expired.

13.0 **Representations.** Each Party to this Agreement represents that it has read and reviewed this Agreement and has had the benefit of the advice of legal counsel of such Party's choice with respect to the terms of this Agreement and each Party represents that he/she/it has executed this Agreement as such Party's own free act for the uses and purposes set forth herein. Each Party hereto acknowledges and warrants that each of them are fully authorized and empowered to execute this Agreement by and through the individual(s) executing hereinafter on their behalf. Each individual who executes this Agreement hereby acknowledges and warrants that they are fully authorized and empowered to execute this Agreement on behalf of the Party for which they have executed this Agreement.

14.0 **Headings.** The section headings set forth herein are for convenience only and do not set forth, modify, or affect the substantive terms of this Agreement.

15.0 **Interpretation of Agreement.** Each Party hereby waives any and all rights to apply in the interpretation of this Agreement the rule of construction such that ambiguities are to be resolved against the drafter of this Agreement. For the purposes of this Agreement, the Parties agree that ambiguities, if any, are to be resolved in the same manner as would have been the case if this Agreement had been jointly conceived and drafted.

16.0 **Successors and Assigns**. This Agreement, and all of its terms and provisions, are binding upon and inure to the benefit of the Parties and their respective successors, assigns, devisees, personal representatives, attorneys, and agents.

17.0 **Performance**. Time and strict performance are of the essence of this Agreement.

18.0 **Counterparts**. This Agreement may be executed in one or more counterparts for the convenience of the Parties. Each executed counterpart shall for all purposes be deemed an original.

19.0 **Duplicate Originals**. This Agreement may be executed in duplicate originals, each of which when fully executed shall be deemed an original. A facsimile copy of this executed Agreement shall have the same effect as the executed original Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as follows.

Dina L. Anderson, in her capacity as the Chapter 7 Trustee for the bankruptcy estate of Smartcomm, LLC and Smartcomm License Services, LLC

____

IOTA Networks, LLC, an Arizona limited liability company

____
By: ______________________
Its: ______________________
Dated: ____________________

14.0 **Headings.** The section headings set forth herein are for convenience only and do not set forth, modify, or affect the substantive terms of this Agreement.

15.0 **Interpretation of Agreement.** Each Party hereby waives any and all rights to apply in the interpretation of this Agreement the rule of construction such that ambiguities are to be resolved against the drafter of this Agreement. For the purposes of this Agreement, the Parties agree that ambiguities, if any, are to be resolved in the same manner as would have been the case if this Agreement had been jointly conceived and drafted.

16.0 **Successors and Assigns**. This Agreement, and all of its terms and provisions, are binding upon and inure to the benefit of the Parties and their respective successors, assigns, devisees, personal representatives, attorneys, and agents.

17.0 **Performance**. Time and strict performance are of the essence of this Agreement.

18.0 **Counterparts**. This Agreement may be executed in one or more counterparts for the convenience of the Parties. Each executed counterpart shall for all purposes be deemed an original.

19.0 **Duplicate Originals**. This Agreement may be executed in duplicate originals, each of which when fully executed shall be deemed an original. A facsimile copy of this executed Agreement shall have the same effect as the executed original Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as follows.

Dina L. Anderson, in her capacity as the Chapter 7 Trustee for the bankruptcy estate of Smartcomm, LLC and Smartcomm License Services, LLC

____

IOTA Networks, LLC, an Arizona limited liability company

____

By: Terrence DeFranco
Its: Manager
Dated: 1/22/2021

EXHIBIT A

Lance R. Broberg (SBN 024103)
Timothy C. Bode (SBN 031484)
TIFFANY & BOSCO P.A.
SEVENTH FLOOR CAMELBACK ESPLANADE II
2525 EAST CAMELBACK ROAD
PHOENIX, ARIZONA 85016
TELEPHONE: (602) 255-6000
FACSIMILE: (602) 255-0103
EMAIL: lrb@tblaw.com / tcb@tblaw.com
Special Counsel for Trustee, Dina L. Anderson

UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF ARIZONA

In re: Smartcomm, LLC; and Smartcomm License Services, LLC, Debtors.	Chapter 7 Proceedings Case No.: 2:19-bk-03343-EPB Case No.: 2:19-bk-03344-EPB (Substantively Consolidated) Adv. No. 2:20-ap-00238-EPB
Dina L. Anderson, Chapter 7 Trustee of the Estate of Smartcomm, LLC, Plaintiff, v. **IOTA Networks, LLC,** Defendant.	**JUDGMENT**

This matter came before the Court on ______________________________.

THE COURT MAKES THE FOLLOWING FINDINGS:

1. On September 1, 2016, M2M Spectrum Networks, LLC ("M2M"), as maker, entered into a Promissory Note with Smartcomm, LLC, ("Smartcomm"), as payee, in the principal amount of $3,994,387.84 (hereinafter the "Promissory Note").

2. A copy of the Promissory Note is attached as **Exhibit A** hereto.

3. On April 1, 2018, M2M and Smartcomm entered into a certain Assignment Agreement ("Assignment") whereby, and among other things, M2M was to take assignment

of certain rights Smartcomm had in approximately 229 client agreements. By virtue of the Assignment, the principal balance of the Promissory Note was reduced by $3,537,363.

4. Smartcomm subsequently filed a petition seeking bankruptcy relief. On August 24, 2020, the Chapter 7 Trustee for Smartcomm, LLC filed an adversary complaint ("Complaint") alleging, among other things, that the transactions reflected in the Promissory Note and Assignment constituted a fraudulent conveyance and that IOTA Networks, LLC is a mere continuation of Smartcomm, LLC.

5. The Trustee filed a First Amended Complaint on December 4, 2020.

6. The parties, through their own independent negotiations, have reached an agreement and submitted a stipulation that this Court has reviewed.

Good cause appearing:

IT IS ORDERED declaring the Promissory Note is valid and binding and it is enforceable, pursuant to its terms, by Smartcomm or any assignee of the Promissory Note or this Judgment.

IT IS FURTHER ORDERED declaring that the maker and therefore the payor of the Promissory Note is IOTA Networks, LLC.

IT IS FURTHER ORDERED declaring that, consistent with the parties' agreement, the principal balance due by IOTA Networks, LLC under the Promissory Note as of the date of this Judgment is $682,807.42. Interest continues to accrue pursuant to the terms of the Promissory Note.

IT IS FURTHER ORDERED that the one-half interest payment totaling $16,653.84 originally due December 31, 2020 has, by agreement of the Parties to the Note, been deferred to April 15, 2021. All other dates and provisions of the Note remain as written therein.

IT IS FURTHER ORDERED that the judgment creditor, or an assignee of this Judgment, shall use and enforce this Judgment to collect the amounts due under the Promissory Note, should a default under the Promissory Note be deemed to have occurred.

IT IS FURTHER ORDERED dismissing the First Amended Complaint against IOTA Networks, LLC, in its entirety, with prejudice.

DATED this ____ day of ______________, 2021.

____
JUDGE OF THE
UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF ARIZONA